UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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PAREXEL International Corporation

(Name of Registrant as Specified In Its Charter)

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On June 20, 2017, PAREXEL International Corporation (the “Company” or “Parexel”) delivered the following letter to its employees:

E-mail to Company Employees

June 20, 2017

Dear Colleagues,

I am pleased to share with you some exciting news. This morning we announced that PAREXEL’s Board of Directors has unanimously approved an agreement under which PAREXEL will be acquired by Pamplona Capital Management, LLP for $88.10 per share in cash in a transaction valued at approximately $5.0 billion, including PAREXEL’s net debt. This transaction will provide significant value for our shareholders and new opportunities for our company.

We are thrilled to partner with Pamplona as we pursue the next stage of PAREXEL’s growth and success.

With over $10 billion in assets under management, Pamplona is a premier private equity firm. It takes a long-term view and has a strong track record of investing in market-leading companies that have exceptional management teams and employees. Like PAREXEL, Pamplona has a global perspective. Its professionals comprise 13 nationalities, and the firm has offices in the United Kingdom, Malta, New York and Boston. Pamplona has experience investing in a broad range of industries, including pharma and healthcare, and most importantly, they appreciate PAREXEL’s long-term potential and share our confidence in the road ahead.

Following the close of the transaction, which we expect early in the fourth quarter of 2017, and subject to the approval of a majority of PAREXEL shareholders and the satisfaction of other customary closing conditions, PAREXEL will be a privately held company and will continue to operate independently. The Company will continue to be led by our current management team and will operate much as it does today, guided by the vision, mission and values that have made us an employer of choice for our employees and a trusted partner for our clients for over 30 years. Thus, while our corporate structure is changing, our business strategy and commitment to becoming the world’s leading biopharmaceutical services company remains the same.

Thanks to your hard work and dedication, we have built a strong operating foundation with expertise and resources to support our clients in their clinical trials around the globe. With Pamplona’s support and the flexibility we will have as a private company, I am confident that we will be even better positioned to serve our clients, differentiate PAREXEL’s services and solutions, and ensure that our organization continues to grow and thrive.

While there are many reasons to be excited about this new chapter for our company, it is important that we not lose sight of our day-to-day priorities and responsibilities. We are counting on all of our employees to remain focused on our performance objectives and to continue to deliver for our clients with the high quality service they have come to expect.

We recognize that change often brings questions. Attached is a frequently asked questions document to help address these. You may also contact your manager or HR Business Partner with questions or for support.

During this period, it is important that we speak with one voice. Except for our authorized spokespeople, no one should speak with media, analysts or investors about this transaction on the Company’s behalf. Consistent with our usual policies, please be sure that you refer all media inquiries to Mark Stephenson at [•]. If you receive any investor-related inquiries, please refer them to Ron Aldridge at [•].

Thank you for your continued dedication to PAREXEL and our collective success.

Sincerely,

/s/ Joe

Joe von Rickenbach

Chairman and Chief Executive Officer

On June 20, 2017, Company delivered the following communication to its employees:

PAREXEL—Pamplona Employee FAQ

1.	What was announced?
•	PAREXEL and Pamplona Capital Management, LLP (Pamplona) today announced that they have entered into a definitive agreement under which Pamplona will acquire all of the outstanding shares of PAREXEL for $88.10 per share in cash in a transaction valued at approximately $5.0 billion, including PAREXEL’s net debt.
•	Upon completion of the transaction, PAREXEL will become a privately held company.

2.	Who is Pamplona Capital Management?
•	Pamplona is a premier private equity firm with over $10 billion in assets under management.
•	It takes a long-term view and has a strong track record of investing in market-leading companies that have exceptional management teams and employees.
•	Like PAREXEL, Pamplona has a global perspective. Its professionals comprise 13 nationalities, and the firm has offices in the United Kingdom, Malta, New York and Boston.
•	Pamplona has experience investing in a broad range of industries, including pharmaceuticals and health care, and most importantly, they appreciate PAREXEL’s long-term potential and share our confidence in the road ahead.
•	Additional information about the firm can be found at www.pamplonafunds.com.

3.	What are the benefits of this transaction?
•	In addition to providing PAREXEL’s shareholders with significant, certain value, this transaction enables us to join with a partner who appreciates PAREXEL’s long-term potential and shares our confidence in the road ahead.
•	With Pamplona’s support and the flexibility we will have as a private company, we will be even better positioned to serve our clients, differentiate PAREXEL’s services and solutions, and ensure that our organization continues to grow and thrive.
•	Pamplona is a firm that is focused on growing businesses and deploying capital back into its businesses to support growth.

4.	What does this transaction mean for PAREXEL employees?
•	Fundamentally, this transaction is about building on the many great attributes that have made PAREXEL an industry leader.
•	In this regard, we expect PAREXEL’s employees to continue to be an important part of the Company’s success.
•	Following the close of the transaction, PAREXEL will be a privately held company and will continue to operate independently.
•	The Company will continue to be led by our current leadership team and will operate much as it does today, guided by the vision, mission and values that have made us an employer of choice for our employees and a trusted partner for our clients for over 30 years.
•	Thus, while our corporate structure is changing, our business strategy and commitment to becoming the world’s leading biopharmaceutical services company remains the same, and we are counting on all employees to remain focused on serving our clients.

5.	Will there be any layoffs or facility closings as a result of this transaction?
•	As always, we will continue to review our operations to ensure that PAREXEL is well positioned to grow, thrive and serve our clients.
•	We don’t expect any changes as a result of this transaction. However, we will continue with our strategy to focus on profitable growth.

6.	Will there be any changes to PAREXEL’s employee salaries, compensation, or benefits as a result of the transaction?
•	We will continue to operate under our current compensation and benefits programs.
•	To the extent there are any changes, we would inform you in advance as we have in the past.

7.	Will any members of PAREXEL’s senior leadership team be staying following the close of the transaction?
•	Following the close of the transaction, the Company will continue to be led by our current management team.

8.	Will there be any changes in reporting relationships or job responsibilities as a result of the transaction?
•	We expect it to be business as usual from our employees’ perspective.
•	We do not anticipate changes to reporting relationships or job responsibilities as a result of this announcement.

9.	What happens to PAREXEL’s headquarters in Boston?
•	The Company will continue to be headquartered in Boston following the close of the transaction.

10.	Will there be any changes to the PAREXEL name and brand?
•	PAREXEL will continue to operate under the PAREXEL name and brand.

11.	How will the transaction affect clients and business partners?
•	We expect it to be business as usual for our clients and business partners.
•	Over time, with Pamplona’s support and the flexibility we will have as a private company, we believe we will be even better positioned to serve our clients, differentiate PAREXEL’s services and solutions, and ensure that our organization continues to grow and thrive.

12.	When will the transaction be completed? What approvals are required?
•	The transaction is expected to close early in the fourth quarter of 2017.
•	It is subject to the approval of a majority of PAREXEL shareholders and the satisfaction of other customary closing conditions.

13.	Where can I learn more about the transaction?
•	We will continue to keep you updated as we progress towards the closing.
•	In the meantime, employees with questions should contact their manager or HR Business Partner.

14.	What should I say if I’m contacted by the media or financial community about the transaction?
•	If you receive any inquiries from the media, please refer them to Mark Stephenson at [•].
•	If you receive any investor-related inquiries, please refer them to Ron Aldridge at [•].

Additional Information about the Proposed Transaction and Where to Find It

PAREXEL plans to file with the U.S. Securities and Exchange Commission (“SEC”) and furnish its shareholders with a proxy statement in connection with the proposed transaction with Pamplona and security holders of PAREXEL are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about PAREXEL, Pamplona and their respective affiliates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by PAREXEL with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, investors may obtain a free copy of PAREXEL’s filings from PAREXEL’s website at www.PAREXEL.com or by directing a request to: PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attn: Ron Aldridge, Senior Director of Investor Relations.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation

PAREXEL and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of PAREXEL in connection with the proposed transaction. Information about those directors and executive officers of PAREXEL, including their ownership of PAREXEL securities, is set forth in the proxy statement for PAREXEL’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on October 26, 2016, as amended and supplemented by other PAREXEL filings with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of PAREXEL and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, potential opportunities to accelerate PAREXEL’s growth and enhance its delivery of world-class solutions to its customers; PAREXEL’s position to capitalize on an increased trend for outsourcing of pharmaceutical products and services; the expected impact of this transaction on PAREXEL’s financial and operating results and business, the operation and management of PAREXEL after the acquisition, the anticipated funding for the transaction, and the timing of the closing of the acquisition. The words “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, “potential”, “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. PAREXEL’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which PAREXEL may not be able to predict and may not be within PAREXEL’s control. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect PAREXEL’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the Merger Agreement by PAREXEL’s stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in foreign jurisdictions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on PAREXEL’s business, operating results, and relationships with customers, suppliers, competitors and others, (v) risks that the proposed merger may disrupt PAREXEL’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from PAREXEL’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against PAREXEL related to the Merger Agreement or the proposed merger. In addition, PAREXEL’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: changes in customers’ spending and demand and the trends in pharmaceutical companies’ outsourcing of research and development; PAREXEL’s ability to provide quality and timely services and to compete with other companies providing similar services; PAREXEL’s ability to comply with strict government regulations of the drug, medical device and biotechnology industry; PAREXEL’s ability to successfully integrate past and future acquisitions, including the acquisitions of Health Advances, LLC, ExecuPharm, Inc., and The Medical Affairs Company, LLC, and to realize the expected benefits of each; a change in PAREXEL’s relationships with its largest customers; PAREXEL’s ability to service its indebtedness; PAREXEL’s ability to protect its technology and proprietary information and the confidential information of its customers; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the risk of patent infringement and other litigation; as well as those risks discussed in PAREXEL’s Annual Report on Form 10-K for the year ended June 30, 2016 as filed with the Securities and Exchange Commission (SEC) on September 9, 2016, subsequent Quarterly Reports filed with the SEC and PAREXEL’s other SEC filings. Numerous factors, including those noted above, may cause actual results to differ materially from current expectations. PAREXEL expressly disclaims any current intention or obligation to update any forward-looking statement in this press release to reflect future events or changes in facts affecting the forward-looking statements contained in this communication.